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                                                                 EXHIBIT 10.15.1

                               AMENDMENT NO. 2 TO
               AMENDED AND RESTATED EMPLOYMENT SEVERANCE AGREEMENT

     This Amendment No. 2 (the "Amendment") to that certain Amended and Restated Employment Severance Agreement dated March 29, 2001 by and between Cost Plus, Inc., a California corporation (the "Company"), and Stephen Higgins (the "Executive"), as amended March 1, 2002 (as amended, the "Employment Agreement") is entered into this 25 day of March, 2003 by and between the Company and the Executive.

                                    RECITALS

     WHEREAS, the parties hereto desire to amend certain provisions of the Employment Agreement as provided herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Amendment to Sections 3(a) and 3(b). Sections 3(a) and 3(b) of the Employment Agreement are hereby amended to read in their entirety as follows:

          "3.  Severance Benefits.

          (a) Benefits upon Termination. Except as provided in Section 3(b), if the Executive's employment terminates as a result of Involuntary Termination prior to June 15, 2004 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for six (6) months from the Termination Date with each monthly installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination.

          (b) Benefits upon Termination After a Change of Control. If after a Change of Control the Executive's employment terminates as a result of Involuntary Termination prior to June 15, 2004 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for nine (9) months from the Termination Date with each monthly installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination."

     2. Counterparts. This Amendment may be signed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

     3. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and constructed and interpreted in accordance with, the law of the State of California.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                                COMPANY:

                                                COST PLUS, INC.,
                                                a California corporation

                                                By: /s/ M. Dashe
                                                   -----------------------------
                                                Name: Murray Dashe
                                                Title: CEO


                                                EXECUTIVE:

                                                /s/ Stephen L. Higgins
                                                --------------------------------
                                                Stephen Higgins


                       [SIGNATURE PAGE TO COST PLUS, INC./
                       STEPHEN HIGGINS AMENDMENT NO. 2 TO
                        EMPLOYMENT SEVERANCE AGREEMENT]

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